Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-118764, 333-75243 and 333-185757 on Form S-8 of our report dated June 13, 2019, relating to the financial statements and supplemental schedule of the Microsoft Corporation Savings Plus 401(k) Plan appearing in this Annual Report on Form 11-K of Microsoft Corporation Savings Plus 401(k) Plan for the year ended December 31, 2018.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 13, 2019